Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,569,421
Unrealized Gain (Loss) on Market Value of Futures	(4,615,111)
Dividend Income	14,687
Interest Income	41,536
ETF Transaction Fees	350
Total Income (Loss)	$(2,989,117)

Expenses
General Partner Management Fees	$53,496
Professional Fees	14,199
Brokerage Commissions	1,283
Non-interested Directors' Fees and Expenses	688
Prepaid Insurance Expense	491
NYMEX License Fee	1,337
Total Expenses	$71,494
Net Income (Loss)	$(3,060,611)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$108,333,132
Withdrawals (150,000 Shares)	(2,882,504)
Net Income (Loss)	(3,060,611)

Net Asset Value End of Month	$102,390,017
Net Asset Value Per Share (5,700,000 Shares)	$17.96

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612